SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

CANNABIS GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-146404	99-0539775 (I.R.S. Employer Identification Number)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of Principal Executive Offices and Zip Code)

(310) 986-4929

(Issuer's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	CBGL	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2021, the Registrant purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%.

As a result of the transaction, the Registrant also became party to a Shareholder Agreement with respect to its ownership over the NPE Shares, dated June 5, 2020, by and among Alan Tsai, Robert Hymers III, Betterworld Ventures, LLC (“BWV”), Marijuana Company of America, Inc. and NPE. The Joinder Agreement contains terms and conditions including, but not limited to: the ownership and management of NPE, rights of shareholders concerning the transfer of shares in NPE, pre-emptive rights, drag-along rights, confidentiality, and term and termination.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Stock Purchase Agreement	Filed Herewith
10.2	Shareholder Agreement	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2021

CANNABIS GLOBAL, INC.

By: /s/ Arman Tabatabaei

Arman Tabatabaei

(Principal Executive Officer)